UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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IRONWOOD PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Ironwood Pharmaceuticals Files Investor Presentation Highlighting Actions Taken Designed to Unlock Shareholder Value

– Board Urges Shareholders to Vote “FOR” all Three of Ironwood’s Highly Qualified Director Nominees on the WHITE Proxy Card TODAY –

CAMBRIDGE, Mass., May 9, 2018 — Ironwood Pharmaceuticals, Inc. (NASDAQ: IRWD), a commercial biotech company, today announced that it filed an investor presentation with the Securities and Exchange Commission in connection with the company’s Annual Meeting of Shareholders scheduled for May 31, 2018.

The presentation and other materials regarding the Board’s recommendation for the 2018 Annual Meeting can be found at www.ironwoodannualmeeting.com.

Highlights of the Company’s presentation include:

Ironwood’s Board and management team are transforming the business and taking action designed to unlock shareholder value, including through the recently announced intent to separate its soluble guanylate cyclase (sGC) business from the commercial and gastrointestinal (GI) business into two independent, publicly traded companies:

•                 The decision to separate the two businesses is the result of a comprehensive strategic review that began in in the fall of 2017 focused on opportunities to best develop Ironwood’s strong commercial platform and rich drug discovery and development assets.

•                 The Board and management team unanimously determined that a separation of these businesses presents the best way to drive operating performance, accelerate growth and unlock value.

•                 The separation is expected to result in two focused and durable businesses with strong prospects for long-term growth and value creation.

•                 The companies are expected to be led by separate and distinct management teams that are focused on each business’s unique strategic priorities, target markets, capital allocation strategies and corporate development opportunities.

Ironwood has the right Board with the right experience to execute the company’s strategy as we drive toward a smooth and efficient separation of the two businesses:

•                 Ironwood has a proactive, regularly refreshed and accountable Board, with six new independent directors added since 2013 and an average tenure of six years for Ironwood’s independent directors.

•                 Ironwood’s directors have significant expertise in areas essential to the company’s success, including strategic transactions (such as business separations), capital allocation and finance, customer and market insights and senior leadership in small entrepreneurial companies and large pharmaceutical organizations.

•                 The Board oversees and is accountable for corporate strategy and capital allocation, including a full annual strategic review.

•                 The Board undergoes a rigorous annual self-evaluation process to assess the performance and effectiveness of the Board as it makes decisions to drive value creation.

•                 The Board has provisions in place to align with shareholder interests, including a director compensation philosophy that emphasizes equity compensation.

•                 Ironwood strongly believes that Sarissa has not made a compelling case for Ironwood to add Alex Denner to the Board, given the skills, experience and diversity of the existing directors who have acted to unlock value for Ironwood shareholders.

The Ironwood Board of Directors unanimously recommends that shareholders vote on the WHITE proxy card “FOR” ALL of its nominees.

PROTECT THE VALUE OF YOUR INVESTMENT IN IRONWOOD:
VOTE THE WHITE PROXY CARD TODAY

If you have any questions about how to vote your shares, or need additional assistance, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com.

Remember, please discard any gold proxy card you get from Sarissa. The Ironwood Board does not endorse adding Alex Denner to the Board and urges shareholders to discard any gold proxy card you may receive from Sarissa.

About Ironwood Pharmaceuticals

Ironwood Pharmaceuticals (NASDAQ: IRWD) is a commercial biotechnology company focused on creating medicines that make a difference for patients, building value for our fellow shareholders, and empowering our passionate team. We are commercializing two innovative primary care products: linaclotide, the U.S. branded prescription market leader for adults with irritable bowel syndrome with constipation (IBS-C) or chronic idiopathic constipation (CIC), and lesinurad, which is approved to be taken with a xanthine oxidase inhibitor (XOI), or as a fixed-dose combination with allopurinol, for the treatment of hyperuricemia associated with gout. We are also advancing a pipeline of innovative product candidates in areas of significant unmet need, including uncontrolled gastroesophageal reflux disease, diabetic nephropathy, heart failure with preserved ejection fraction, achalasia and sickle cell disease. Ironwood was founded in 1998 and is headquartered in Cambridge, Mass. For more information, please visit www.ironwoodpharma.com or www.twitter.com/ironwoodpharma; information that may be important to investors will be routinely posted in both these locations.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the benefits of a potential separation, including with respect to Ironwood’s and R&D Co.’s competitive position, attractiveness to investors and enhanced operational, commercial and scientific effectiveness; the timing, leadership, structure, including the division of assets among Ironwood and R&D Co., prospects for long-term growth and value creation for each of Ironwood and R&D Co. and the impact of a separation; capital allocation; the strategy, including the intended development and commercialization plans for each of Ironwood and R&D Co., and potential corporate development opportunities; Ironwood’s and R&D Co.’s financial performance and results, and guidance and expectations related thereto (including the drivers and timing thereof); and expectations related to revenue, cash flow and profitability growth.  Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that we may not complete the separation on the terms or timeline currently contemplated if at all, achieve the expected benefits of a separation, and that a separation could harm our business, results of operations and financial condition; the risk that the transaction might not be tax-free; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; R&D Co.’s lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that a separation may adversely impact our ability to attract or retain key personnel; the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; efficacy, safety and tolerability of linaclotide, lesinurad and our product candidates; decisions by regulatory and judicial authorities; the risk that we are unable to successfully commercialize lesinurad or realize the anticipated benefits of the lesinurad transaction; the risk that we may never get sufficient patent protection for linaclotide, lesinurad and our product candidates or that we are not able to successfully protect such patents; the outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including ANDA litigation; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues, linaclotide, lesinurad or our product candidates; the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected; and the risks listed under the heading “Risk Factors” and elsewhere in Ironwood’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and in our subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Ironwood undertakes no obligation to update these forward-looking statements.

Additional Information

On May 2, 2018, Ironwood filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the company’s 2018 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also be available at no charge at the company’s website at www.ironwoodpharma.com. If you have any questions regarding this information or the proxy materials, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com.

Investors:

Meredith Kaya, 617-374-5082

Vice President, Investor Relations and Corporate Communications
mkaya@ironwoodpharma.com

Media:

Andi Rose / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449